                                                                    Exhibit 23.2
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               --------------------------------------------------



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan, of our report dated January 30, 2001, with respect to the consolidated financial statements and schedule of Somnus Medical Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP


Palo Alto, California
April 30, 2001